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                                                                       Exhibit 5
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February 14, 2002


CacheFlow Inc.
650 Almanor Avenue
Sunnyvale, California 94085

               Re:  CacheFlow Inc. Registration Statement
                    for Offering of 2,600,000 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 100,000 shares of Common Stock under the 1999 Director Option Plan, (ii) 500,000 shares of Common Stock under the Employee Stock Purchase Plan, and (iii) 2,000,000 shares of Common Stock under the 1999 Stock Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Director Option Plan, the Employee Stock Purchase Plan, and the 1999 Stock Incentive Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

               Very truly yours,


               /s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
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               Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP